Exhibit 99.2

ACQUISITION OF CENTERGROUP FINANCIAL, INC.
DEVELOPING MARKET SHARE IN THE CINCINNATI MSA

Franchise Overview – Cincinnati MSA(1)


Forest Park
Sharonville
Loveland
Northbrook
Montgomery
Dent
Hamilton
Bridgetown North
Bridgetown
Cincinnati
Newport
Fort Thomas
Dry Run
Burlington
FCF (5/127)
CG Branches
CG LPO
CG Mortgage Center

Key Transaction Assumptions

- Fixed exchange ratio of 6.10 shares of FCF common stock for each share of CenterGroup stock
  - 153% P / TBV; 15.3x P / 2025 Earnings (based on FCF's closing price of $17.84 as of December 17, 2024)
- Approximately 40% cost savings, with 50% realized in 2025 and 100% realized thereafter
- Pre-tax merger-related charges of ~$5.7 million (1.6x fully phased-in cost savings)
- 2.50% gross credit mark (apx. 35% PCD / 65% non-PCD)
- 4.00% interest rate mark

Market Share Gain – Cincinnati MSA(2)

Bank	Rank	# of Locations	In-Market Deposits ($MMs)	Market Share
CenterGroup	24/56	5	$228.7	0.1%
FCF	31/56	5	$126.5	0.1%
Pro Forma	21/56	10	$355.2	0.2%

Pro Forma Financial Impact

20%+ Internal Rate of Return	**1.9%** 2025 EPS Accretion(3)	**3.1%** 2026 EPS Accretion(3)
-1.4% TBV Dilution (at close)	**< 3.0 yrs.** TBV Earnback	**8.9%** Pro Forma TCE Ratio

First Commonwealth

Source: S&P Capital IQ Pro
(1) Map only depicts FCF branches located in the Cincinnati MSA
(2) Based on average deposit balances for the quarter ended September 30, 2024
(3) Assumes 50% phase-in of cost savings in 2025 and 100% phase-in thereafter

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